UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D. C. 20549

                        _____________

                          FORM 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934


Date of earliest event
  reported: June 2, 2006


                         AMR CORPORATION
   (Exact name of registrant as specified in its charter)


          Delaware            1-8400                   75-1825172
 (State of Incorporation) ( Commission File Number) (IRS Employer
                                                   Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)               (Zip Code)


                         (817) 963-1234
                (Registrant's telephone number)



   (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act (17 CFR 240.13e-4(c))





Item 8.01  Other Events

AMR Corporation is filing herewith a press release issued on June 2, 2006 by American Airlines, Inc. as Exhibit 99.1, which is included herein. This press release was issued to report May traffic for American Airlines, Inc.








                          SIGNATURE



     Pursuant  to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMR CORPORATION



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated:  June 6, 2006







                        EXHIBIT INDEX


Exhibit        Description

99.1           Press Release








                                        Exhibit 99.1

                              CONTACT:  Tim Wagner
                                        Corporate Communications
                                        Fort Worth, Texas
                                        817-967-1577
                                        corp.comm@aa.com

FOR RELEASE: Friday, June 2, 2006


            AMERICAN AIRLINES REPORTS MAY TRAFFIC

     FORT WORTH, Texas - American Airlines, the world's largest airline, reported a May load factor of 80.7 percent - an increase of 2.6 points compared to the same period last year. Traffic grew by 3.7 percent year over year, while capacity increased only slightly.
     Domestic traffic grew by 2.1 percent year over year on
1.9 percent less capacity. International traffic increased by
6.9 percent relative to last year on a capacity increase of
4.6 percent.
     American boarded 8.6 million passengers in May.

About American Airlines
American Airlines is the world's largest airline. American, American Eagle and the AmericanConnection airlines serve 250 cities in over 40 countries with more than 3,900 daily flights. The combined network fleet numbers more than 1,000 aircraft. American's award-winning Web site, AA.com, provides users with easy access to check and book fares, plus personalized news, information and travel offers. American Airlines is a founding member of the oneworld Alliance, which brings together some of the best and biggest names in the airline business, enabling them to offer their customers more services and benefits than any airline can provide on its own. Together, its members serve more than 600 destinations in over 135 countries and territories. American Airlines, Inc. and American Eagle Airlines, Inc. are subsidiaries of AMR Corporation. AmericanAirlines, American Eagle, the AmericanConnection airlines, AA.com and AAdvantage are registered trademarks of American Airlines, Inc. (NYSE: AMR)

Detailed traffic and capacity data are on the following page.




            AMERICAN AIRLINES PASSENGER DIVISION
          COMPARATIVE PRELIMINARY TRAFFIC SUMMARY
                 EXCLUDES CHARTER SERVICES
                                          MAY
                                 2006          2005    CHANGE
REVENUE PASSENGER MILES(000)
  SYSTEM                   12,245,225    11,807,247     3.7 %
        D.O.T. DOMESTIC     8,023,163     7,858,678     2.1
        INTERNATIONAL       4,222,062     3,948,569     6.9
        ATLANTIC            1,877,588     1,826,884     2.8
        LATIN AMERICA       1,744,108     1,616,327     7.9
        PACIFIC               600,366       505,357    18.8

AVAILABLE SEAT MILES (000)
  SYSTEM                   15,156,583    15,104,792     0.3 %
        D.O.T. DOMESTIC     9,664,144     9,854,978    (1.9)
        INTERNATIONAL       5,492,439     5,249,814     4.6
        ATLANTIC            2,325,949     2,208,051     5.3
        LATIN AMERICA       2,409,395     2,419,447    (0.4)
        PACIFIC               757,095       622,317    21.7

LOAD FACTOR
  SYSTEM                         80.7 %        78.1 %   2.6 Pts
        D.O.T. DOMESTIC          83.0          79.7     3.3
        INTERNATIONAL            76.8          75.2     1.6
        ATLANTIC                 80.7          82.7    (2.0)
        LATIN AMERICA            72.3          66.8     5.5
        PACIFIC                  79.2          81.2    (2.0)

PASSENGERS BOARDED          8,618,553     8,396,718     2.6 %

SYSTEM CARGO TON MILES (000)  190,185       186,877     1.8 %





            AMERICAN AIRLINES PASSENGER DIVISION
          COMPARATIVE PRELIMINARY TRAFFIC SUMMARY
                 EXCLUDES CHARTER SERVICES
                      YEAR-TO-DATE MAY
                                 2006          2005    CHANGE
REVENUE PASSENGER MILES (000)
  SYSTEM                   57,177,393    55,356,565     3.3 %
         D.O.T. DOMESTIC   37,755,514    36,999,015     2.0
         INTERNATIONAL     19,421,879    18,357,550     5.8
         ATLANTIC           7,686,290     7,341,157     4.7
         LATIN AMERICA      9,264,613     8,981,855     3.1
         PACIFIC            2,470,975     2,034,539    21.5

AVAILABLE SEAT MILES (000)
  SYSTEM                   72,492,030    72,454,369     0.1 %
         D.O.T. DOMESTIC   46,657,158    47,679,575    (2.1)
         INTERNATIONAL     25,834,873    24,774,794     4.3
         ATLANTIC           9,971,343     9,230,118     8.0
         LATIN AMERICA     12,532,562    12,879,956    (2.7)
         PACIFIC            3,330,967     2,664,721    25.0

LOAD FACTOR
  SYSTEM                         78.8 %        76.4 %   2.4 Pts
         D.O.T. DOMESTIC         80.9          77.5     3.3
         INTERNATIONAL           75.1          74.0     1.0
         ATLANTIC                77.0          79.5    (2.4)
         LATIN AMERICA           73.9          69.7     4.1
         PACIFIC                 74.1          76.3    (2.1)

PASSENGERS BOARDED         40,694,239    39,536,412     2.9 %


SYSTEM CARGO TON MILES (000)  893,434       913,303    (2.2)%




                             ###

          AmericanAirlines  We know why you fly

 Current AMR Corp. releases can be accessed on the Internet.
              The address is http://www.aa.com